Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com
News Release

Belden Reports Fourth Quarter and Full Year 2023 Results

St. Louis, Missouri – February 8, 2024 - Belden Inc. (NYSE: BDC) (the “Company”), a leading global supplier of network infrastructure and digitization solutions, today reported fiscal fourth quarter and full year results for the period ended December 31, 2023.

Fourth Quarter 2023 Highlights
•Revenues of $551 million, down 16% y/y and down 18% organically
•GAAP EPS of $0.91, down 35% y/y
•Adjusted EPS of $1.46, down 17% y/y
•Executed $42 million of share repurchases during the quarter, and $50 million through January 2024

Full Year 2023 Highlights
•Revenues of $2.512 billion, down 4% y/y and down 4% organically
•GAAP EPS of $5.66, down 6% y/y
•Adjusted EPS of $6.83, up 7% y/y
•Executed $192 million of share repurchases during the year, and $200 million through January 2024

“Given recent industry-wide demand challenges, our team performed well as we wrapped up another transformational year for Belden,” said Ashish Chand, President and CEO of Belden Inc. “For the fourth quarter, our revenues and EPS both exceeded expectations as our solutions transformation continues to drive incremental demand and margin expansion. Revenues for the year were down 4%, driven by broad customer destocking and other temporary headwinds. Despite lower volumes, our profitability continues to improve with gross profit margins increasing by 270 basis points to 38.5% and EBITDA margins increasing by 40 basis points to 17.4%. Our solid execution led to EPS increasing 7% for the full year to $6.83.”

Fourth Quarter 2023

Revenues for the quarter totaled $551 million, decreasing $108 million, or 16%, compared to $659 million in the year-ago period. Revenue declined organically by 18%, with Industrial Automation Solutions down 17% and Enterprise Solutions down 19%. Net income was $39 million, compared to $61 million in the year-ago period. Net income as a percentage of revenue was 7.0%, compared to 9.3% in the year-ago period. EPS totaled $0.91 for the quarter, compared to $1.40 in the year-ago period.

Adjusted EBITDA was $88 million, decreasing $27 million, down 23%, compared to $115 million in the year-ago period. Adjusted EBITDA margin was 16.0%, down 140 bps, compared to 17.4% in the year-ago period. Adjusted EPS was $1.46, decreasing 17% compared to $1.75 in the year-ago period. Relative to our prior guidance, Adjusted EPS benefited in the fourth quarter by $0.15 from a lower-than-expected tax rate. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

Full Year 2023

Revenues for the year totaled $2.512 billion, decreasing $94 million, or 4%, compared to $2.606 billion in the prior year. Revenue declined organically by 4%, with Industrial Automation Solutions down 1% and Enterprise Solutions down 8%. Net income was $243 million, compared to $268 million in the prior year. Net income as a percentage of revenue was 9.7%, compared to 10.3% in the prior year. EPS totaled $5.66, compared to $6.01 in the prior year.

Adjusted EBITDA was $438 million, decreasing $6 million, or 1%, compared to $444 million in the prior year. Adjusted EBITDA margin was 17.4%, up 40 bps, compared to 17.0% in the prior year. Adjusted EPS was $6.83, increasing 7% compared to $6.41 in the prior year.

Outlook

“I am pleased with our full year 2023 results and execution during ongoing challenges,” said Dr. Chand. “The ever-increasing need for data and automation continues. Our long-term growth opportunities are considerable, and with our continued transformation towards solutions, our portfolio is well-positioned to succeed as the next investment cycle ramps up. I am confident in the ability of the Belden team to continue to transform our business, adjust to changing market conditions, leverage our superior product portfolio, and capitalize on growth opportunities in all market conditions as we continue to generate sustainable, long-term shareholder value.”

Challenges from the prior year are anticipated to continue into the first quarter, including customer destocking and other temporary headwinds. Relative to the fourth quarter, end demand is expected to be stable with revenue down, in line with normal seasonal patterns.

Assuming no significant changes to the current market environment, the table below provides guidance for the first quarter of 2024.

First Quarter 2024:
Guidance
Revenues (million)	$505 - $520
GAAP EPS	$0.65 - $0.75
Adjusted EPS	$1.00 - $1.10

Earnings Conference Call

Management will host a conference call today at 8:30 am ET to discuss the results. The listen-only audio of the conference call will be broadcast live via the Internet at https://investor.belden.com. The dial-in number for participants is 1-888-254-3590 with confirmation code 9183010. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Net Income, Earnings per Share (EPS), and Organic Growth

All references to net income and EPS within this earnings release refer to income from continuing operations and income from continuing operations per diluted share attributable to Belden stockholders, respectively. Organic growth is calculated as the change in revenues excluding the impacts from currency exchange rates, copper prices, acquisitions and divestitures.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

	(In thousands, except per share data)
Revenues	$551,243	$659,072	$2,512,084	$2,606,485
Cost of sales	(344,878)	(412,594)	(1,557,118)	(1,690,196)
Gross profit	206,365	246,478	954,966	916,289
Selling, general and administrative expenses	(126,414)	(129,889)	(492,702)	(448,636)
Research and development expenses	(25,883)	(28,599)	(116,427)	(104,350)
Amortization of intangibles	(10,113)	(9,761)	(40,375)	(37,860)
Gain on sale of assets	—	—	12,056	37,891
Operating income	43,955	78,229	317,518	363,334
Interest expense, net	(8,032)	(7,984)	(33,625)	(43,554)
Loss on debt extinguishment	—	—	—	(6,392)
Non-operating pension benefit	401	1,709	1,863	4,005
Income from continuing operations before taxes	36,324	71,954	285,756	317,393
Income tax benefit (expense)	2,185	(10,631)	(43,200)	(49,645)
Income from continuing operations	38,509	61,323	242,556	267,748
Loss from discontinued operations, net of tax	—	—	—	(3,685)
Gain (loss) on disposal of discontinued operations, net of tax	—	692	—	(9,241)
Net income	38,509	62,015	242,556	254,822
Less: Net income (loss) attributable to noncontrolling interest	42	48	(203)	159
Net income attributable to Belden stockholders	$38,467	$61,967	$242,759	$254,663

Weighted average number of common shares and equivalents:
Basic	41,565	42,819	42,237	43,845
Diluted	42,046	43,705	42,859	44,537

Basic income (loss) per share attributable to Belden stockholders:
Continuing operations	$0.93	$1.43	$5.75	$6.10
Discontinued operations	—	—	—	(0.08)
Disposal of discontinued operations	—	0.02	—	(0.21)
Net income (loss)	$0.93	$1.45	$5.75	$5.81

Diluted income (loss) per share attributable to Belden stockholders:
Continuing operations	$0.91	$1.40	$5.66	$6.01
Discontinued operations	—	—	—	(0.08)
Disposal of discontinued operations	—	0.02	—	(0.21)
Net income (loss)	$0.91	$1.42	$5.66	$5.72

Common stock dividends declared per share	$0.05	$0.05	$0.20	$0.20

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	Enterprise Solutions	Industrial Automation Solutions	Total Segments

	(In thousands, except percentages)

For the three months ended December 31, 2023
Segment Revenues	$251,054	$300,189	$551,243
Segment EBITDA	30,253	57,666	87,919
Segment EBITDA margin	12.1%	19.2%	15.9%
Depreciation expense	6,164	6,737	12,901
Amortization of intangibles	4,914	5,199	10,113
Amortization of software development intangible assets	—	2,457	2,457
Severance, restructuring, and acquisition integration costs	6,074	7,232	13,306
Adjustments related to acquisitions and divestitures	4,837	298	5,135

For the three months ended December 31, 2022
Segment Revenues	$303,403	$355,669	$659,072
Segment EBITDA	42,699	70,436	113,135
Segment EBITDA margin	14.1%	19.8%	17.2%
Depreciation expense	6,173	6,053	12,226
Amortization of intangibles	4,544	5,217	9,761
Amortization of software development intangible assets	2	1,017	1,019
Severance, restructuring, and acquisition integration costs	1,595	950	2,545
Adjustments related to acquisitions and divestitures	8,684	596	9,280

For the twelve months ended December 31, 2023
Segment Revenues	$1,122,831	$1,389,253	$2,512,084
Segment EBITDA	149,107	287,328	436,435
Segment EBITDA margin	13.3%	20.7%	17.4%
Depreciation expense	24,943	26,436	51,379
Amortization of intangibles	20,085	20,290	40,375
Amortization of software development intangible assets	—	7,692	7,692
Severance, restructuring, and acquisition integration costs	11,221	13,931	25,152
Adjustments related to acquisitions and divestitures	5,359	818	6,177

For the twelve months ended December 31, 2022
Segment Revenues	$1,198,478	$1,408,007	$2,606,485
Segment EBITDA	161,517	277,079	438,596
Segment EBITDA margin	13.5%	19.7%	16.8%
Depreciation expense	23,387	23,282	46,669
Amortization of intangibles	17,595	20,265	37,860
Amortization of software development intangible assets	54	3,821	3,875
Severance, restructuring, and acquisition integration costs	9,200	7,485	16,685
Adjustments related to acquisitions and divestitures	5,589	2,244	7,833

BELDEN INC.
OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

	(In thousands)
Total Segment and Consolidated Revenues	$551,243	$659,072	$2,512,084	$2,606,485

Total Segment EBITDA	$87,919	$113,135	$436,435	$438,596
Total non-operating pension benefit	401	1,709	1,863	4,005
Non-operating pension settlement loss	—	235	—	1,189
Eliminations	(52)	(75)	(198)	(231)
Consolidated Adjusted EBITDA (1)	88,268	115,004	438,100	443,559
Severance, restructuring, and acquisition integration costs	(13,306)	(2,545)	(25,152)	(16,685)
Depreciation expense	(12,901)	(12,226)	(51,379)	(46,669)
Amortization of intangibles	(10,113)	(9,761)	(40,375)	(37,860)
Interest expense, net	(8,032)	(7,984)	(33,625)	(43,554)
Adjustments related to acquisitions and divestitures	(5,135)	(9,280)	(6,177)	(7,833)
Amortization of software development intangible assets	(2,457)	(1,019)	(7,692)	(3,875)
Non-operating pension settlement loss	—	(235)	—	(1,189)
Loss on debt extinguishment	—	—	—	(6,392)
Gain on sale of assets	—	—	12,056	37,891
Income from continuing operations before taxes	$36,324	$71,954	$285,756	$317,393

(1)Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$597,044	$687,676
Receivables, net	413,806	440,102
Inventories, net	366,987	341,563
Other current assets	79,142	66,866
Total current assets	1,456,979	1,536,207
Property, plant and equipment, less accumulated depreciation	451,069	381,864
Operating lease right-of-use assets	89,686	73,376
Goodwill	907,331	862,253
Intangible assets, less accumulated amortization	269,144	246,830
Deferred income taxes	15,739	14,642
Other long-lived assets	50,243	46,503
	$3,240,191	$3,161,675

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$343,215	$350,058
Accrued liabilities	290,289	289,861
Total current liabilities	633,504	639,919
Long-term debt	1,204,211	1,161,176
Postretirement benefits	74,573	67,828
Deferred income taxes	49,472	58,582
Long-term operating lease liabilities	74,941	59,250
Other long-term liabilities	37,188	30,970
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	818,663	825,669
Retained earnings	985,807	751,522
Accumulated other comprehensive loss	(41,279)	(5,871)
Treasury stock	(597,437)	(428,812)
Total Belden stockholders’ equity	1,166,257	1,143,011
Noncontrolling interests	45	939
Total stockholders’ equity	1,166,302	1,143,950
	$3,240,191	$3,161,675

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Twelve Months Ended
	December 31, 2023	December 31, 2022

	(In thousands)
Cash flows from operating activities:
Net income	$242,556	$254,822
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	99,446	88,738
Share-based compensation	21,024	23,676
Loss on debt extinguishment	—	6,392
Deferred income tax benefit	(12,957)	(627)
Gain on sale of assets	(12,056)	(37,891)
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes, acquired businesses and disposals:
Receivables	24,527	(33,605)
Inventories	(15,331)	5,558
Accounts payable	(8,175)	(20,595)
Accrued liabilities	(16,292)	(5,416)
Income taxes	(3,668)	2,335
Other assets	(9,314)	2,881
Other liabilities	9,878	(4,972)
Net cash provided by operating activities	319,638	281,296
Cash flows from investing activities:
Capital expenditures	(116,731)	(105,094)
Cash used for acquisitions and investments, net of cash acquired	(106,712)	(104,603)
Proceeds from disposal of businesses, net of cash sold	9,300	334,574
Proceeds from disposal of tangible assets	13,785	43,534
Net cash provided by (used for) investing activities	(200,358)	168,411
Cash flows from financing activities:
Payments under share repurchase program	(192,135)	(150,000)
Withholding tax payments for share-based payment awards	(17,444)	(7,186)
Cash dividends paid	(8,498)	(8,949)
Payments under financing lease obligations	(423)	(157)
Payments under borrowing arrangements	—	(230,639)
Proceeds from issuance of common stock	6,568	3,717
Net cash used for financing activities	(211,932)	(393,214)
Effect of foreign currency exchange rate changes on cash and cash equivalents	2,020	(12,574)
Increase (decrease) in cash and cash equivalents	(90,632)	43,919
Cash and cash equivalents, beginning of period	687,676	643,757
Cash and cash equivalents, end of period	$597,044	$687,676
The Condensed Consolidated Cash Flow Statement includes the results of discontinued operations up to the disposal date, February 22, 2022.

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory to fair value, and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.

We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for acquisition-related expenses, such as amortization of intangibles and impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.

Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

	(In thousands, except percentages and per share amounts)
GAAP and Adjusted Revenues	$551,243	$659,072	$2,512,084	$2,606,485

GAAP gross profit	$206,365	$246,478	$954,966	$916,289
Severance, restructuring, and acquisition integration costs	2,088	1,317	3,488	10,088
Amortization of software development intangible assets	2,457	1,019	7,692	3,875
Adjustments related to acquisitions and divestitures	(270)	—	252	1,648
Adjusted gross profit	$210,640	$248,814	$966,398	$931,900

GAAP gross profit margin	37.4%	37.4%	38.0%	35.2%
Adjusted gross profit margin	38.2%	37.8%	38.5%	35.8%

GAAP selling, general and administrative expenses	$(126,414)	$(129,889)	(492,702)	(448,636)
Severance, restructuring, and acquisition integration costs	9,637	1,228	20,039	6,597
Adjustments related to acquisitions and divestitures	5,405	9,280	5,925	6,185
Adjusted selling, general and administrative expenses	$(111,372)	$(119,381)	$(466,738)	$(435,854)

GAAP research and development expenses	$(25,883)	$(28,599)	$(116,427)	$(104,350)
Severance, restructuring, and acquisition integration costs	1,581	—	1,625	—
Adjusted research and development expenses	$(24,302)	$(28,599)	$(114,802)	$(104,350)

GAAP income from continuing operations	$38,509	$61,323	$242,556	$267,748
Income tax expense (benefit)	(2,185)	10,631	43,200	49,645
Interest expense, net	8,032	7,984	33,625	43,554
Loss on debt extinguishment	—	—	—	6,392
Non-operating pension settlement loss	—	235	—	1,189
Total non-operating adjustments	5,847	18,850	76,825	100,780

Amortization of intangible assets	10,113	9,761	40,375	37,860
Severance, restructuring, and acquisition integration costs	13,306	2,545	25,152	16,685
Amortization of software development intangible assets	2,457	1,019	7,692	3,875
Adjustments related to acquisitions and divestitures	5,135	9,280	6,177	7,833
Gain on sale of assets	—	—	(12,056)	(37,891)
Total operating income adjustments	31,011	22,605	67,340	28,362
Depreciation expense	12,901	12,226	51,379	46,669

Adjusted EBITDA	$88,268	$115,004	$438,100	$443,559

GAAP income from continuing operations margin	7.0%	9.3%	9.7%	10.3%
Adjusted EBITDA margin	16.0%	17.4%	17.4%	17.0%

GAAP income from continuing operations	$38,509	$61,323	$242,556	$267,748
Less: Net income (loss) attributable to noncontrolling interest	42	48	(203)	159
GAAP net income from continuing operations attributable to Belden stockholders	$38,467	$61,275	$242,759	$267,589

GAAP income from continuing operations	$38,509	$61,323	$242,556	$267,748
Plus: Operating income adjustments from above	31,011	22,605	67,340	28,362
Plus: Loss on debt extinguishment	—	—	—	6,392
Plus: Non-operating pension settlement loss	—	235	—	1,189
Less: Net income (loss) attributable to noncontrolling interest	42	48	(203)	159
Less: Tax effect of adjustments above	8,108	7,809	17,310	18,169
Adjusted net income from continuing operations attributable to Belden stockholders	$61,370	$76,306	$292,789	$285,363

GAAP income from continuing operations per diluted share attributable to Belden stockholders (EPS)	$0.91	$1.40	$5.66	$6.01
Adjusted income from continuing operations per diluted share attributable to Belden stockholders(Adjusted EPS)	$1.46	$1.75	$6.83	$6.41

GAAP and adjusted diluted weighted average shares	42,046	43,705	42,859	44,537

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

	(In thousands)
GAAP net cash provided by operating activities	$159,645	$202,496	$319,638	$281,296
Capital expenditures	(54,861)	(54,844)	(116,731)	(105,094)
Proceeds from disposal of assets	—	—	13,785	43,534
Non-GAAP free cash flow	$104,784	$147,652	$216,692	$219,736

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2024 Guidance

Three Months Ended
March 31, 2024

GAAP income from continuing operations per diluted share attributable to Belden common stockholders	$0.65 - $0.75
Amortization of intangible assets	0.24
Severance, restructuring, and acquisition integration costs	0.10
Adjustments related to acquisitions and divestitures	0.01
Adjusted income from continuing operations per diluted share attributable to Belden common stockholders	$1.00 - $1.10

Our guidance is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, adjustments related to acquisitions and divestitures, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Forward-Looking Statements

This release contains, and any statements made by us concerning the subject matter of this release may contain, forward-looking statements, including our outlook for the first quarter of 2024 and beyond. Forward-looking statements also include any statements regarding future financial performance (including revenues, growth, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the impact of a challenging global economy, including the impact of inflation, or a downturn in served markets; the competitiveness of the global markets in which we operate; the inability of the Company to develop and introduce new products; competitive responses to our products; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); foreign and domestic political, economic and other uncertainties, including changes in currency exchange rates; the impact of disruptions in the global supply chain, including the inability to timely obtain raw materials and components in sufficient quantities on commercially reasonable terms; the inability to achieve our strategic priorities in emerging markets; the impact of changes in global tariffs and trade agreements; volatility in credit and foreign exchange markets; the presence of substitute products in the marketplace; disruptions in the Company’s information systems including due to cyber-attacks; inflation and changes in the price and availability of raw materials leading to higher input and labor costs; the possibility of a resurgence of COVID-19 or the spread of other viruses; difficulty in forecasting revenue due to the unpredictable timing of orders related to customer projects as well as the impacts of channel inventory; changes in tax laws and variability in the Company’s quarterly and annual effective tax rates; the increased prevalence of cloud computing; the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; the inability to retain key employees; disruption of, or changes in, the Company’s key distribution channels; the presence of activists proposing certain actions by the Company; perceived or actual product failures; the impact of regulatory requirements and other legal compliance issues; inability to satisfy the increasing expectations with respect to environmental, social and governance matters; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; risks related to the use of open source software; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the period ended December 31, 2022, filed with the SEC on February 24, 2023. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Inc. delivers the infrastructure that makes the digital journey simpler, smarter and secure. We’re moving beyond connectivity, from what we make to what we make possible through a performance-driven portfolio, forward-thinking expertise and purpose-built solutions. With a legacy of quality and reliability spanning 120-plus years, we have a strong foundation to continue building the future. We are headquartered in St. Louis and have manufacturing capabilities in North America, Europe, Asia, and Africa. For more information, visit us at www.belden.com; follow us on Facebook, LinkedIn and Twitter.

Contact:
Belden Investor Relations
Aaron Reddington, CFA
(317) 219-9359
Investor.Relations@Belden.com